EXHIBIT 5.1
                       CONSENT OF INDEPENDENT ACCOUNTANTS


The Sponsors and Trustee of
Government Securities Income Fund,
Monthly Payment U.S. Treasury Series-24 (Laddered Maturities)
Defined Asset Funds:



We consent to the use in this Registration Statement No. 33-60597 of our opinion dated January 30, 1996, relating to the Statement of Condition of Government Securities Income Fund, Monthly Payment U.S. Treasury Series-24 (Laddered Maturities), Defined Asset Funds, and to the reference to us under the heading "Miscellaneous-- Auditors" in the Prospectus which is a part of this Registration Statement.





DELOITTE & TOUCHE LLP
New York, N.Y.
January 30, 1996

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